SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
 Act of 1934
                              (Amendment No.___)

 Filed by the Registrant       X

 Filed by a Party other than the Registrant

 Check the appropriate box:

      Preliminary Proxy Statement

      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

   X  Definitive Proxy Statement

      Definitive Additional Materials

      Soliciting Material Pursuant to <section> 240.14a-11(c) or
      <section> 240.14a-12

                    MID-WISCONSIN FINANCIAL SERVICES, INC.
               (Name of Registrant as Specified In Its Charter)

                             NOT APPLICABLE
 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

   X  No fee required

      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

      Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid: ___________________________

      (2)  Form, Schedule or Registration Statement No: ________________

      (3)  Filing Party: ___________________________

      (4)  Date Filed: ___________________________

              MID-WISCONSIN FINANCIAL SERVICES, INC.

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          _______________

     The annual meeting of shareholders of Mid-Wisconsin Financial Services, Inc. will be held at Simek Recreational Center, 1037 W. Broadway Avenue, Medford, Wisconsin, on April 25, 2000, at 5:00 p.m.* for the following purposes:

     1. To elect one Class I director for a term which will expire at the annual meeting of shareholders to be held in 2002 and four Class II directors for terms which will expire at the annual meeting of shareholders to be held in 2003;

     2. To consider and act upon a proposal to approve the 1999 Stock
        Option Plan;

     3. To consider and act upon a proposal to approve the Employee Stock Purchase Plan;

     4. To approve the appointment of Wipfli Ullrich Bertelson LLP as independent auditors for the year ending December 31, 2000; and

     5. To transact such other business as may properly come before the meeting.

 PLEASE PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

      *Registration will begin at 4:30 p.m. to allow the meeting to begin promptly at 5:00 p.m.

 March 25, 2000

                                      BY ORDER OF THE BOARD OF
                                      DIRECTORS

                                      WILLIAM A. WEILAND
                                      William A. Weiland
                                      Secretary/Treasurer

                   ____________________________

 A PROXY CARD AND POSTAGE FREE ENVELOPE ARE ENCLOSED.

                          PROXY STATEMENT

                MID-WISCONSIN FINANCIAL SERVICES, INC.
                         132 WEST STATE STREET
                       MEDFORD, WISCONSIN 54451

                          MARCH 25, 2000


                      SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of Mid-Wisconsin Financial Services, Inc. (the "Company") for use at the annual meeting of shareholders to be held at 5:00 p.m., at Simek Recreational Center, 1037 W. Broadway Avenue, Medford, Wisconsin, on April 25, 2000, and at any adjournment thereof (the "Annual Meeting").

     In addition to solicitation by mail, officers, directors and employees of the Company and its subsidiaries, none of whom will be compensated for such services, may solicit proxies in person or by telephone, facsimile, electronic mail or other forms of communication. Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding proxy material to beneficial owners of the Company's common stock, will be borne by the Company.


                         VOTING OF PROXIES

     Each holder of the Company's common stock is entitled to one vote in person or by proxy for each share held of record on all matters to be voted upon at the Annual Meeting. Only shareholders of record on March 3, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Secretary of the Company.

     Brokers who are the holders of record of Company common stock for customers generally have discretionary authority to vote on certain routine matters. However, such brokers generally will not have authority to vote on other matters if they have not received instructions from their customers. In determining the vote of the shareholders on matters for which the broker does not have the authority to vote shares held of record by the broker, the shares will be recorded as a "broker non-vote."

     Although there is no controlling Wisconsin precedent regarding the treatment of broker non-votes, the Company believes Wisconsin law provides for, and the Company intends to apply, the following principles with respect to broker non-votes and the other voting requirements for the matters to be presented to the Annual Meeting. The discussion of voting requirements assumes, with respect to each matter to be presented to shareholders, that a quorum is present.

     Quorum. For purposes of determining a quorum, shareholders who are present in person or are represented by proxy, but who abstain from voting, are considered present and count toward the determination of the quorum. Shares reported as broker non-votes are also considered to be shares present for purposes of determining whether a quorum is present.

     Election of Directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote. For this purpose, a "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum of one Class I and four Class II directors to be chosen at the Annual Meeting. Shareholders may vote in favor of the nominees specified on the accompanying form of proxy or may withhold their vote as to one or more of such nominees. Shares withheld or not otherwise voted in the election of directors (because of abstention, broker non-vote, or otherwise) will have no effect on the election of directors.

     Approval of the 1999 Stock Option Plan and Employee Stock Purchase Plan. The approval of a majority of the shares present and voting at the Annual Meeting is required to approve each plan. Abstentions will have the same effect as a "no" vote, but broker non-votes will have no effect.

     Approval of Auditors. The appointment of auditors will be approved if more shares are voted in favor of approval than are voted against approval. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the approval of auditors.

     A shareholder who executes a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company at the Company's principal office, by filing another duly executed proxy bearing a later date with the Secretary, or by giving oral notice to the presiding officer at the Annual Meeting.

     The persons named in the accompanying form of proxy, as members of the Proxy Committee of the Board of Directors, will vote the shares subject to each proxy. The proxy in the accompanying form will be voted as specified by each shareholder, but if no specification is made, each proxy will be voted:

     (1) TO ELECT James P. Hager to a term of office as a Class I director which will expire at the annual meeting of shareholders to be held in 2002 (see "Election of Directors");
     (2) TO ELECT Kathryn M. Hemer, Gene C. Knoll, Kurt D. Mertens, and Fred J. Schroeder to terms of office as Class II directors which will expire at the annual meeting of shareholders to be held in 2003 (see "Election of Directors");
     (3) TO APPROVE the 1999 Stock Option Plan (see "Approval of 1999 Stock Option Plan");
                                   -2-
     (4) TO APPROVE the Employee Stock Option Plan (see "Approval of Employee Stock Purchase Plan");
     (5) TO APPROVE the appointment of Wipfli Ullrich Bertelson LLP as the Company's independent auditors for the year ending December 31, 2000 (see "Approval of Appointment of Auditors"); and

     (6) IN THE BEST JUDGMENT of those named as proxies on the accompanying form of proxy on any other matters to properly come before the Annual Meeting.


                       ELECTION OF DIRECTORS

     The Board of Directors is composed of three classes of directors, consisting of four Class I, four Class II, and three Class III directors. One class of directors is to be elected each year to serve a three-year term and any vacancy may be filled by the Board until the next succeeding annual meeting of shareholders. Directors may not continue to serve on the Board beyond the end of the calendar quarter in which they attain age 65.

     James P. Hager was elected by the Board to fill the vacancy caused by the resignation of Roger B. Olson on March 15, 2000 in anticipation of his attaining mandatory retirement date on March 31. Mr. Hager is a candidate for reelection as a Class I director for a term which will expire at the annual meeting to be held in 2002.

     Kathryn M. Hemer was elected in May, 1999, to fill the vacancy resulting from the retirement of John P. Selz upon his reaching the Board's mandatory retirement age. Ms. Hemer's term of office will expire at the Annual Meeting and she is a candidate for reelection as a Class II director. In addition to Ms. Hemer, Gene C. Knoll, Kurt D. Mertens, and Fred J. Schroeder will be candidates for reelection as Class II directors at the Annual Meeting.

     Each of the nominees for director has consented to serve if elected, but in case any of the nominees is not a candidate at the Annual Meeting, it is the intention of the proxies to vote for such substitute or substitutes as may be designated by the Board.

     The following information is furnished with respect to the nominees and all other directors:
   NAME, AGE,                               CLASS AND
   PRINCIPAL OCCUPATION                     YEAR IN WHICH  YEAR FIRST
   OR EMPLOYMENT AND                        TERM WILL      BECAME A
   OTHER AFFILIATIONS*                      EXPIRE         DIRECTOR
 NOMINEES
 JAMES P. HAGER, 48                         Class I       2000
   General Manager,                         2002
   Harmony Country Cooperatives
                                   -3-
 KATHRYN M. HEMER, 40                       Class II      1999
   Family Nurse Practitioner                2000
   The Medford Clinic
 GENE C. KNOLL, 46                          Class II      1988
   President and Chief Executive Officer    2000
   of the Company and President and
   Chief Executive Officer of
   Mid-Wisconsin Bank
 KURT D. MERTENS, 44                        Class II      1997
   Secretary and Treasurer, Loos            2000
   Machine Shop, Inc.
 FRED J. SCHROEDER, 62                      Class II      1986
  Vice President of the Company,            2000
  Mayor of City of Medford; formerly
  Executive Vice President and
  Trust Officer of Mid-Wisconsin Bank

 CONTINUING DIRECTORS
 JAMES N. DOUGHERTY, 62                     Class I       1991
   Retired Veterinarian, formerly a         2002
   consultant for Miles Animal Health
 JAMES R. PETERSON, 63                      Class I       1986
   Vice President, James Peterson
   Sons, Inc. (road construction)
 JACK E. WILD, 63                           Class I       1996
   President, Abbotsford                    2002
   Oil, Inc.
 NORMAN A. HATLESTAD, 58                    Class III     1992
   President, Medford Auto Supply,
   Inc./NAPA                                2001
 RONALD D. ISAACSON, 63                     Class III     1986
   Chairman of the Company                  2001
   and retired Chairman of the Board of
   Mid-Wisconsin Bank
 JAMES F. MELVIN, 50                        Class III     1996
   Vice Chairman of the Board of            2001
   the Company, Chairman of the Board of
   Mid-Wisconsin Bank, and President of
   the Melvin Companies

      * Each director of the Company is also a director of Mid-Wisconsin Bank.
                                   -4-

             COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

 COMMITTEES

  The Board of Directors does not appoint audit, compensation, or nominating committees. The functions of audit and compensation committees are fulfilled by committees appointed by the Board of Directors of Mid-Wisconsin Bank (the "Bank"), the Company's wholly owned subsidiary. Members of the Company's Board who sit on such committees do so in their capacities as members of the Bank's Board of Directors.

  During 1999, Mr. Peterson, Mr. Mertens, and Ms. Hemer served as members of the Bank's Audit Committee. The Bank's Audit Committee held six meetings during 1999 to review the audit of the previous fiscal year, the scope of the current audit engagement and the range of audit and nonaudit fees.

  The functions of a nominating committee are performed by the Board which will consider nominations for directors submitted by shareholders. Recommendations concerning nominations with pertinent background information should be directed to the Chairman of the Board, in care of the Company. The Board has not adopted formal procedures with respect to nominee recommendations.

  The Personnel Committee of the Bank reviews and establishes executive
 compensation and recommended the grant of  stock options in 1999.   Mr.
 Peterson, Mr. Melvin, Mr. Isaacson, Mr. Hager, and Dr. Kim A. Gowey, a director of the Bank, served on the Personnel Committee during 1999. The Committee met six times during 1999. See "Committees' Report on Executive Compensation Policies", page 10.

  During 1999, the Board of Directors met eight times. All of the directors of the Company attended at least 75% of the aggregate number of meetings of the Board and meetings of committees of the Board on which they served.

 DIRECTOR COMPENSATION

  Directors received an annual retainer of $1,200 from the Company and $2,400 from the Bank in addition to board and committee meeting fees of $250 and $150, respectively. Directors were also eligible in 1999 for special directors' fees under plans of the Company and the Bank which provide for a maximum payment of 60% of the directors' annual retainers. Special fees are determined by the extent of the Company's and Bank's achievement of three key performance indicators established by the Board of Directors prior to each fiscal year. In 1999, directors received special fees equal to 12% of the annual retainers. During 1999, no director received more than the standard arrangements described above.

  Through 1999, the Directors' Deferred Compensation Plan permitted directors to elect to defer fees otherwise payable in cash during the year. Deferred fees through 1999 were credited with interest each fiscal year at a rate equal to 300 basis points less than the Company's return on equity for the preceding fiscal year. During 1999, Mr. Dougherty, Ms. Hemer, Mr. Isaacson, Mr. Schroeder, Mr. Hatlestad, and Mr. Wild participated in the plan and deferred the director or meeting fees otherwise payable to them.

  The Plan was amended effective January, 2000 to provide that deferred fees will be credited to either a stock equivalent account or a cash account. Stock equivalent units represent the number of shares of common stock of the Company which could have been purchased with the amount of fees deferred if the fees had been paid in cash. A director's account is also credited with stock equivalent units representing the common stock which could, hypothetically, have been purchased with the hypothetical cash dividends which would have been paid on the accumulated stock equivalent units had they been actual common stock. No actual stock is made available to the directors under the plan. Deferred fees credited to the cash account are credited with interest each fiscal year at a rate equal to 400 basis points less than the Company's return on equity for the preceding fiscal year.

  As now in effect, the plan provides that each director's annual retainer will automatically be deferred and credited to the director's stock equivalent account under the plan. This feature of the plan is intended to create a greater identity of interest between the directors and the shareholders as the value of the directors account will ultimately depend upon the value of the common stock on which the stock equivalent units are based. Directors may also elect to defer committee, meeting fee and other director compensation into the stock equivalent account or the cash account. Account balances at December 31, 1999 were credited, at the election of each director, to either stock equivalent or cash accounts. Account balances may not be transferred between funds.

  Accounts become payable after the director's termination of service as a director in a lump sum or in installments over a period not in excess of five years. The timing and form of payments are elected by each participating director based on deferral elections filed with the Company. In the event a director's service terminates because of a change of control of the Company, as defined in the plan, payment of all deferred amounts will be made in a lump sum.

  Directors who complete 20 years of service are eligible to receive a retirement benefit equal to the retainer fees in effect at the Company and the Bank for their first year of retirement. Directors who retire with less than 20 years of service receive a prorated retirement benefit (with a minimum of 50%) of the retainer fees in effect for their first year of retirement. Retired directors remain available for consultation for a one year period following retirement.


               BENEFICIAL OWNERSHIP OF COMMON STOCK

  As of the close of business on the Record Date, the Company had outstanding 1,824,718 shares of common stock.

  Based on information publicly available from the Securities and Exchange Commission, on the Record Date, no shareholder was known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock.

  The following table sets forth, based on statements filed with the Securities and Exchange Commission or otherwise made to the Company, the amount of common stock of the Company which is deemed beneficially owned on the Record Date by each of the directors and each of the executive officers of the Company named in the summary compensation table on page
 8. The amounts indicated include, as applicable, shares subject to options exercisable within 60 days, shares held by spouses and minor children and shares held indirectly in trust for the benefit of the directors and/or their spouses, children or parents.

                          Shares of Common        Percent
  NAME                   STOCK BENEFICIALLY    OWNED OF CLASS
 James N. Dougherty           26,108                  1.43%
 James P. Hager                  200                   *
 Norman A. Hatlestad           3,464                   *
 Kathryn M. Hemer              3,020                   *
 Ronald D. Isaacson           22,663                  1.24%
 Gene C. Knoll                 6,354                   *
 James F. Melvin              39,047                  2.14%
 Kurt D. Mertens              10,466                   *
 James R. Peterson            21,360                  1.17%
 Fred J. Schroeder            18,529                  1.02%
 Jack E. Wild                    610                   *
 William A. Weiland            3,313                   *
 All directors, nominees
 and executive officers as a
 group (13 persons)          155,164                  8.50%

      *Less than 1%

      SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers and persons who own more than 10% of the Company's common stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Reporting persons are also required by SEC regulations to furnish the Company with copies of all section 16(a) forms filed by them with the SEC. Based solely on its review of the copies of the section 16(a) forms received by it or upon written representations from certain of these reporting persons as to compliance with the section 16(a) regulations, the Company is of the opinion that during the 1999 fiscal year, all filing requirements applicable under section 16 to the reporting persons were satisfied.


                  EXECUTIVE OFFICER COMPENSATION

 SUMMARY COMPENSATION TABLE

     The table below sets forth compensation awarded, earned or paid by the Company and its subsidiaries for services in all capacities during the three years ended December 31, 1999, 1998, and 1997 to the Company's

                                    -7-
 Chief Executive Officer and each other executive officer of the Company as of December 31, 1999 whose total annual salary and bonus compensation for the most recent fiscal year exceeded $100,000.

                          Summary Compensation Table
                                                                   Long Term
                          Annual Compensation                      Compensation
                                                                   Awards
                                                                   Securities
                                                                   Underlying
Name and Principal                                  Other Annual   Options/   All Other
Position            Year     Salary(1)   Bonus(2)   Compensation   SARs(#)    Compensation
Gene C. Knoll       1999     $130,000    $29,679         $0         500        $23,390(2)
President and CEO   1998     $120,000    $19,344         $0         440        $27,490
and a director of   1997     $109,720    $34,014         $0         457        $23,048
the Company and the
Bank

William A. Weiland  1999     $ 93,900    $17,331         $0         358        $10,587(3)
Secretary and
Treasurer of the
Company and Exec.
Vice President of
the Bank

      (1) Includes amounts deferred under Company's 401(k) plan.
      (2) Includes director and meeting fees of $8,202 paid by the Company and the Bank, and contributions of $15,188 under the Company's retirement plans.
      (3) Contributions under the Company's retirement plans.

 STOCK OPTIONS

     OPTION GRANTS. The Company maintains a stock option plan pursuant to which options to purchase the Company's common stock may be granted to key employees. The following table presents certain information with respect to grants of stock options during 1999 to each executive officer named in the summary compensation table.

                     Option/SAR Grants in Last Fiscal Year

                                                        Potential Realizable
                                                        Value at Assumed Annual
                                                        Rates of Stock Price
                        Individual Grants               Appreciation for Option Term
                              % of Total
                              Options/
             Number of        SARs
             Securities       Granted to
             Underlying       Employees    Exercise or
             Options/SARs     in Fiscal    Base Price  Expiration   5%         10%
Name         Granted(#)(1)    Year         ($/Sh)      Date         ($)(2)     ($)(2)
 Mr. Knoll       500          21.6%        $26.00      12/31/03     $3,592     $7,937
 Mr. Weiland     358          15.4%        $26.00      12/31/03     $2,572     $5,683

 (1) Options can be exercised only between the fourth anniversary of the date of grant and the expiration date. Optionees must enter into an agreement with the Company that provides, among other things, that the Company has an option to purchase the option shares (a) during the first 180 days following termination of employment for a reason other than voluntary retirement or disability, (b) if the option shares are transferred by the optionee pursuant to divorce, bankruptcy or in any other involuntary transfer or (c) if the optionee wishes to transfer the option shares to a third party. The optionee has an option to sell the option shares to the Company (a) during the first 180 days following termination of employment for any reason or (b) if the optionee experiences severe financial hardship.

 (2) Assumes price of common stock is $33.18 (5%) and $41.87 (10%) on December
     31, 2003.  The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.
     There is no assurance that the market price of the common stock will increase as assumed for purposes of this pricing model and no projections as to the actual future value of the Company's common stock are intended or made.

     OPTION EXERCISES AND YEAR END HOLDINGS. The following table sets forth information regarding the exercise of stock options in 1999 by the executive officers named in the summary compensation table and the December 31, 1999 value of unexercised stock options held by such officers.

          Aggregated Option/SAR Exercises in Last Fiscal Year
                      and FY-End Option/SAR Values

                                                    Number of Securities   Value of
                                                    Underlying             Unexercised
                                                    Unexercised            In-the-Money
                  Shares                            Options/SARs at        Options/SARs at
                  Acquired on        Value          FY-End(#)              FY-End($)
 Name             Exercise(#)        Realized($)    Unexercisable*         Unexercisable*
 Mr. Knoll         552               $6,348            1,935                  $6,410
 Mr. Weiland       417               $4,796            1,394                  $4,618

 *All options outstanding at December 31, 1999 were unexercisable.

                                   -9-
 COMMITTEES' REPORT ON EXECUTIVE COMPENSATION POLICIES

     During 1999, compensation policies were established by the Personnel Committee of the Bank. See "Committees and Compensation of the Board of Directors." The Personnel Committee established and reviewed base salaries of executive officers of the Bank and was also responsible for the administration of executive bonus and incentive programs. No salaries or bonuses are paid by the Company to executive officers, although the Company reimburses the Bank for services provided to it by the Bank officers.

     The compensation program for executive officers may include various grants under the Company's stock option plan. The Company's stock option plan is administered by the Stock Option Plan Committee appointed by the Board of Directors. The Stock Option Plan Committee generally considers recommendations of the Personnel Committee with respect to grants, but the Stock Option Plan Committee has full discretion and control over whether a grant will be made and the amount and terms of any such grant. Insofar as this report includes a description of the compensation policies relating to the stock option plan, this report is a joint report of the Personnel Committee and of the Stock Option Plan Committee.

     This report describes the policies of the Personnel Committee, the Stock Option Plan Committee, and the Company as in effect in 1999. Policies in effect from time to time for years after 1999 may change as circumstances change and the committees deem it appropriate to revise the Company's compensation programs.

     GENERAL. The executive compensation policies are designed to attract and retain individuals who have experience in banking or who otherwise have particular training or skills which will satisfy particular requirements of the Company and the Bank and to reward job performance which the Personnel Committee believes to be at or above the level expected of the Bank's executive officers. The total compensation paid to executive officers and the retirement and other fringe benefit programs are designed to offer a level of compensation which is competitive with other Wisconsin banks or bank holding companies of comparable size. In making compensation comparisons, the Personnel

 Committee attempts to use only those bank holding companies or banks whose size and operations are similar to the Company. Few, if any, of those bank holding companies or banks are publicly traded or included in the Nasdaq Bank Stock Index of bank holding companies' stock performance under the heading "Stock Price Performance Graph." Given the disparity in size between financial institutions and the fact that many, but not all, bank holding company executives also serve as executive officers of bank subsidiaries, it is difficult to draw exact comparisons with the compensation policies of other bank holding companies or banks. The determination of appropriate compensation levels by the Personnel Committee is, therefore, subjective.

     The Bank's overall compensation policy is designed so that approximately 20% to 35% of each executive officer's compensation is directly tied to the performance of the Bank through a combination of annual incentive bonuses which are based on each fiscal year's financial performance and stock based incentive programs which reflect the performance of the Company's common stock.
                                   -10-
     BASE SALARIES. The Personnel Committee considers and reviews a general survey of bank or financial industry compensation prepared by the Wisconsin Bankers Association and Sheshunoff Bank Data, an independent provider of data concerning financial institutions, in order to gauge the relationship of the Bank's base salary levels to the levels of comparable financial institutions. Base salaries of the Company's executive officers primarily reflect the services performed for the respective Bank or holding company operations for which the individual has principal management responsibilities.

     Annual increases in base salary are determined by the overall objective of maintaining competitive salary levels, more general factors such as the rate of inflation and individual job performance. Individual job performance, including satisfaction of individual performance objectives and goals and the accomplishment of specified programs in appropriate cases, is the most important factor considered by the Personnel Committee in determining appropriate increases in base compensation.

     During 1999, the Company's Chief Executive Officer ("CEO") established individual performance objectives and goals for executive officers other than himself, including the accomplishment of specified programs in appropriate cases, and reviewed each individual's performance in relationship to those criteria with the Personnel Committee and the Board of Directors of the Company. Based on such performance evaluations, the CEO made recommendations to the Personnel Committee with respect to increases in the base salary of the executive officers. The Company's Board of Directors makes the final determination of the executive officers' base salaries.

     The CEO's base salary is reviewed by the Personnel Committee on the same basis as that of the Company's other executive officers, except that in 1999, it was the Boards of Directors of the Bank and of the Company which established individual performance objectives for the CEO and reviewed his accomplishment of those objectives. The Company's Board of Directors makes the final determination of the CEO's base salary.

     INCENTIVE COMPENSATION BASED ON FINANCIAL PERFORMANCE OF THE COMPANY AND INDIVIDUAL PERFORMANCE. Executive officers participated in the Bank's TeamBank Bonus Plan which is maintained for all Bank employees. The TeamBank Bonus Plan is intended to promote shareholder value and bonuses are based on achievement of three key performance indicators. The bonuses payable under the TeamBank Bonus Plan are expected to range from approximately 2.4% to approximately 30% of base salary on an annual basis.

     STOCK BASED COMPENSATION. Executive officers of the Company and employees of the Bank were eligible in 1999 to participate in the Company's 1991 Employee Stock Option Plan. The Stock Option Plan Committee has not established formal criteria by which the size of plan grants are determined, but does consider the amount and terms of each grant already held by an executive officer in determining the size and amount of any new grant. The value of options granted under the plan are related to the long-term performance of the Company's common stock and therefore provide an identity of interests between the Company's executive officers and its shareholders.
                                   -11-
     The Stock Option Plan Committee may impose conditions or restrictions as to exercise or vesting of grants under the plan. All options must have an option price equal to the fair market value of the shares on the date the option is granted. Unless otherwise provided by the committee, options are not exercisable before the fourth, or after the fifth, anniversary of the date of grant. Optionees must enter into an agreement with the Company that provides for certain repurchase rights for the Company and the right to sell option stock to the Company. See footnote
 (1) to table entitled "Option/SAR Grants in Last Fiscal Year," page 9.

     COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During 1999, the Personnel Committee consisted of directors of the Bank. The Personnel Committee met at various times throughout the 1999 fiscal year to review and establish executive compensation levels and programs. No member of the Committee or the Stock Option Plan Committee was an employee of the Company or the Bank in 1999. See "Committees and Compensation of the Board of Directors."

 1999 STOCK OPTION PLAN COMMITTEE              PERSONNEL COMMITTEE
     JAMES N. DOUGHERTY                      JAMES R. PETERSON
     JAMES P. HAGER                          RONALD D. ISAACSON
     DR. KIM A. GOWEY                        JAMES F. MELVIN
                                             JAMES P. HAGER
                                             DR. KIM A. GOWEY

                   STOCK PRICE PERFORMANCE GRAPH

     The following graph and table compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock for the five year period beginning December 31, 1994 with the University of Chicago Center for Research in Security Prices ("CRSP") Nasdaq Bank Stock Index, the Media General Financial Services Nasdaq Stock Market Index, and Media General Financial Services' Russell 2000 Index. The

 CRSP Nasdaq Bank Stock Index indicates the performance of the stock of financial institutions or bank holding companies over the five year period. The Media General Financial Services Nasdaq Stock Market Index indicates the performance of all stocks which were traded on the Nasdaq Stock Market (including the Nasdaq National Market and the Nasdaq SmallCap Market) during the entire five year period. The Russell 2000 Index includes the 2000 smallest companies in the Russell 3000 Index (which consists of the 3,000 largest companies whose stock is traded in U.S. markets, based on market capitalization). The Company's common stock is not included in any of these indices. The Company believes that a comparison of its common stock with the performance of the Russell 2000 Index is more appropriate given the greater disparity in size between the Company and the companies included in the Nasdaq Stock Market Index.

     The graph and table assume that the value of an initial investment in the Company's common stock and each index on December 31, 1994 was $100
                                   -12-
 and that all dividends were reinvested. Prices of the Company's common stock for the year ended December 31, 1998 represent the bid quotations as published in the MILWAUKEE JOURNAL SENTINEL and, for 1999, the bid prices reported on the OTC Bulletin Board. The prices do not reflect retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions. There is no active established trading market in the Company's common stock.

[Stock Price Performance Graph deleted pursuant to Rule 304(d) of
Regulation S-T. Data reported in the graph is also reported in the following tabular form in the proxy statement delivered to shareholders.]

                              Value of Hypothetical Investment
                                      December 31,

                                   1994      1995      1996      1997      1998    1999
 Mid-Wisconsin Financial          100.00    143.41    181.70    212.23    208.67   230.27
 Services, Inc.*
 MG Nasdaq Market Index           100.00    129.71    161.18    197.16    278.08   490.46
 CRSP Bank Stock Index            100.00    149.00    196.70    329.40    327.10   314.40
 Russell 2000 Index               100.00    128.44    149.77    183.23    178.09   212.98

         *There is no active established trading market in the Company's common stock.  The values represented for the Company common stock are based on bid quotations as published in the MILWAUKEE JOURNAL SENTINEL for the year through
          December 31, 1998 and on the OTC Bulletin Board for 1999.

                                   -13-
                APPROVAL OF 1999 STOCK OPTION PLAN

     THE FOLLOWING SUMMARY OF THE MATERIAL FEATURES OF THE COMPANY'S 1999 STOCK OPTION PLAN (THE "1999 PLAN") DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED BY REFERENCE TO THE TEXT OF THE PLAN WHICH IS AVAILABLE UPON REQUEST FROM THE SECRETARY OF THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1999
 PLAN.

 ADOPTION AND PURPOSE

     On December 15, 1999, the Board adopted the 1999 Plan, subject to the approval of the shareholders at the Annual Meeting. The purpose of the 1999 Plan is to (1) enable the Company to attract and retain superior employees by providing competitive incentive opportunities, (2) further identify the interests of participating employees with those of the Company's other shareholders through compensation based on the performance of the Company's common stock, and (3) promote the long-term financial interests of the Company and its shareholders.

 ADMINISTRATION

     The 1999 Plan is administered by the Board's Stock Option Committee. The Committee consists of not less than three members of the Board who may not be employees of the Company and who must satisfy other conditions prescribed for "non-employee directors" under SEC Rule 16b-3 and "outside directors" under Section 162(m) of the Internal Revenue Code (the "Code"). Mr. Dougherty, Mr. Hager, and Dr. Gowey currently serve on the Committee.

     The Committee is authorized, in its sole discretion, to select those eligible employees who will receive stock option awards, determine the number of shares covered by such awards, impose conditions on the vesting or exercise of options, and administer and interpret the plan.

 PERSONS ELIGIBLE TO RECEIVE OPTIONS

     Employees, prospective employees who have accepted offers of employment, and directors of the Company and its subsidiaries are eligible to participate in the 1999 Plan. Membership in the eligible class of persons does not provide a right to participate in the 1999 Plan. Options will be granted only to those eligible persons who are selected by the Committee. As of March 3, 2000, the Company estimates that the number of employees in the eligible class is 15.

 NEW PLAN BENEFITS

     As of the date hereof, options have been granted to the following persons and are outstanding under the 1999 Option Plan, subject to shareholder approval of the plan.
                                   -14-

                              Number of Options Granted
     NAME AND POSITION           ON JANUARY 12, 2000
     Gene C. Knoll                    478
        President and CEO
     William A. Weiland               340
        Secretary and Treasurer
     Executive Officer Group          983
     Non-Executive Director Group       0
     Non-Executive Officer Group        0
     Employee Group (other than
        Executive Officers)         1,592

 OPTIONS

     GENERAL. Options awarded to employees under the 1999 Plan may be either incentive stock options ("ISOs") under Internal Revenue Code
 Section 422 or options which do not satisfy the requirements of the Code for ISOs ("non-qualified options").

     SHARES TO BE AWARDED. The number of shares which may be awarded under an ISO in any year is limited to that number which, when the option first becomes exercisable, will have a value which is not in excess of $100,000. In addition, under the terms of the Plan no employee may be awarded options with respect to more than 5,000 shares (subject to adjustment for future stock splits, stock dividends or other similar increases in the number of shares outstanding) in any calendar year.

     EXERCISE PRICE. All options must be awarded at an option price which is not less than the fair market value of the common stock on the date the option is awarded. For purposes of the Plan, the "fair market value" of a share of the Company's common stock generally means the average of the highest bid and lowest ask prices as reported on the OTC Bulletin Board (or the market on which the stock is then listed) on the day before the date such value is being determined.

     PAYMENT FOR OPTIONS. No consideration is received by the Company when an option is awarded. Upon exercise of an option, the Company will receive payment for the shares in cash or with the consent of the Option Committee, an optionee may elect to deliver common stock owned by the optionee which has a fair market value equal to the exercise price or may instruct the Company to withhold shares with a fair market value equal to the exercise price.

     TERM AND EXERCISE PERIODS OF OPTIONS. The Committee may establish the term of any option, although under the 1999 Plan, all ISOs must be exercised within ten years of their date of award and all non-qualified options must be exercised within twenty years of their date of award. Options must generally be exercised by the optionee prior to termination of employment, although extended periods of up to two years apply if termination was due to retirement, death or disability.
                                   -15-
 FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the principal federal income tax consequences associated with the award and exercise of options under the 1999 Plan. The following discussion is general in nature and is not intended to be a complete analysis of all potential tax consequences to the Company or participants of such options nor does it describe state, local or foreign tax consequences. The federal income tax consequences arising out of the award or exercise of an option or the sale of shares acquired upon exercise of an option ("Option Shares") depends upon whether the option is an ISO or a non-qualified option. This discussion is based on the Code as in effect as of the date of this proxy statement.

     INCENTIVE STOCK OPTIONS. An optionee will not generally recognize taxable income upon the award or upon the exercise of an ISO. Upon the sale of shares acquired upon the exercise of an ISO, ("ISO Option Shares"), the optionee will recognize income in an amount equal to the difference, if any, between the exercise price of the ISO and the fair market value of the ISO Option Shares on the date of sale. The income is taxed at long-term capital gains rates if the optionee: (1) has not disposed of the ISO Option Shares within two years after the date of the grant of the ISO, (2) has held the ISO Option Shares for at least one year after the date of exercise and (3) had continuously remained in the employ of the Company (or of an affiliate) from the date of grant until three months before exercise (12 months if the employment has ceased as a result of total and permanent disability). The employment and holding period requirements are waived when an employee/optionee dies.

     The exercise of ISOs may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the shares at the time ISOs are exercised over the exercise price of the ISOs is included in income for purposes of the alternative minimum tax, even though it is not included in taxable income for purposes of determining the regular tax liability of an optionee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises incentive stock options.

     If an optionee sells ISO Option Shares before having held it for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of (1) the gain realized upon the sale or (2) the difference between the option price and the fair market value of the ISO Option Shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee holds the ISO Option Shares prior to disposing of it.

     The Company receives no income tax deduction with respect to the awarding or exercise of an ISO to or by an optionee if the ISO Option Shares are held for the minimum holding periods described above. If the ISO Option Shares are disposed of prior to the expiration of the minimum holding periods, the amount realized by the optionee as ordinary income will be deductible by the Company in the year of disposition of the common stock by the optionee.

     NON-QUALIFIED OPTIONS. No income for federal tax purposes is required to be recognized by an optionee at the time a non-qualified option is awarded. Upon exercise of a non-qualified option, the optionee will
                                   -16-
 recognize ordinary income in an amount in excess of the fair market value of the Option Shares on the date of exercise over the option price. Upon exercise of a non-qualified option by an optionee, the Company is entitled to a deduction equal to the amount of the ordinary income realized by the optionee.

     If an optionee sells Option Shares received upon the exercise of such a non-qualified option, the optionee recognizes capital gain income to the extent the sales proceeds exceed the fair market value of the Option Shares on the date of exercise. The capital gains are long-term in nature if the optionee has held the Option Shares for at least one year and a day prior to selling it.

 SHARES AVAILABLE FOR OPTIONS

     As of the Record Date, approximately 8,139 shares were subject to outstanding options and 60,154 shares were available for the award of options under the Company's 1991 Employee Stock Option Plan (the "1991 Plan"). If the 1999 Plan is approved by the shareholders, no further options will be awarded under the 1991 Plan, but shares of common stock which would have been available for options under the 1991 Plan will become available for options to be awarded under the 1999 Plan. The 1999 Plan also authorizes the issuance of options with respect to 200,000 shares of common stock, or approximately 11% of the shares outstanding on the Record Date. If approved by the shareholders, the shares available for options under the 1999 Plan, including all shares now available under the 1991 Plan, will represent approximately 14% of the shares outstanding on the Record Date. On March 3, 2000, the mean between the bid and ask prices of the common stock as reported on the OTC Bulletin Board, was $28.25.

     If any option awarded under the 1999 or 1991 Plans terminates without having been exercised in full, the number of shares as to which such option was not exercised will remain available for future option awards under the 1999 Plan. Similarly, shares which are not delivered to an optionee because the optionee elects to have shares withheld to pay the optionee's withholding tax, or because the optionee has delivered shares owned by the optionee in payment of the exercise price, will remain available for future option awards.

     The number of shares as to which options may be awarded under the 1999 Plan will be adjusted to reflect future stock splits, stock dividends or other similar increases in the number of shares of common stock outstanding. In addition, the Committee has the authority to make such adjustment as it deems appropriate if there is any other change in the capital structure of the Company.

 CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each option outstanding on the date on which the change in control occurs will immediately become exercisable in full. In the event of an optionee's termination of employment within one year of a Change of Control, each option will be exercisable for a period which is not less than one year from the date of the Change of Control. Each optionee will also have the right, at his or
                                   -17-
 her election made during a period of 60 days following the date on which the Change of Control occurs, to surrender all or part of any option for an immediate lump-sum cash payment for each covered share which is surrendered. This payment will be equal to the excess, if any, of (1) the higher of (a) the highest fair market value on any date in the 60-day period ending on the date on which the Change of Control occurred, or (b) the highest per share price for common stock actually paid in connection with the Change of Control, over (2) the per share exercise price of the option surrendered. The Change of Control provisions may be modified or terminated by the Committee in the event such provisions would render pooling-of-interests accounting unavailable for a merger or other acquisition transaction.

     For purposes of the 1999 Plan, the term "Change of Control" is defined to include (1) the acquisition, directly or indirectly, of at least 25% of the outstanding voting securities of the Company (other than by the Company, or any employee benefit plan of the Company, or directly from the Company); (2) certain mergers and consolidations involving the Company which result in the shareholders of the Company owning less than 60% of the new corporation; (3) the sale or other disposition of all or substantially all of the Company's assets; (4) a liquidation or dissolution of the Company approved by its shareholders; and (5) a change in the majority of the members of the Board as in existence on the effective date of the 1999 Plan.

 AMENDMENT OF THE 1999 PLAN

     The 1999 Plan may be amended by the Board at any time, subject to certain limitations. No amendment which would cause the options awarded under the 1999 Plan to fail to qualify as "performance-based compensation" within the meaning of Code Section 162(m) may be made without approval of the shareholders. Certain amendments, such as an increase in the number of shares available for options, may also require the approval of shareholders under the rules of a securities exchange if the Company's common stock is then listed on the exchange. The Board may not amend the Plan in a manner which would adversely affect the rights of the holder of an option without the holder's consent.

 TERMINATION OF PLAN

     The 1999 Plan may be terminated at any time by the Board, but termination of the Plan cannot, without the optionee's consent, reduce or restrict the optionee's rights under any options previously awarded under the plan. Unless the Board elects to terminate the Plan at an earlier date, 1999 Plan will terminate on December 31, 2009.

 APPLICATION OF SECTION 162(M) OF THE CODE

     As described above, optionees who exercise non-qualified options and optionees who exercise ISOs and do not satisfy the minimum holding requirements will recognize taxable compensation to the extent the fair market value of the common stock acquired upon exercise exceeds the exercise price of the option (see "--Federal Income Tax Consequences"). Under Code Section 162(m), the Company may not deduct as a business expense compensation paid to the CEO as of the last day of the fiscal year or compensation paid to each of the four most highly-paid executive
                                   -18-
 officers named in the summary compensation table who are officers on the last day of the fiscal year to the extent the compensation paid to the individual officer as salary, bonus, options and any other form exceeds $1 million for such fiscal year. Compensation attributable to the exercise of stock options will not count against this limitation on deductions to the extent the compensation qualified as "performance-based compensation" under Code Section 162(m). The 1999 Plan is designed, and is intended to be administered, by the Company to satisfy the criteria of
 Section 162(m) and provide optionees with "performance-based compensation" within the meaning of Section 162(m).

 VOTE REQUIRED FOR APPROVAL OF THE 1999 PLAN

     The 1999 Plan must also be approved by the Company's shareholders in order to qualify for the exemption from Code Section 162(m) limits as deductible compensation. Approval of the 1999 Plan requires the vote of a majority of the Company's common stock represented at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a "no" vote, but broker non-votes will have no effect.

     All shareholders are requested to specify their vote on the enclosed form of proxy. If no specification is made, the proxy will be voted for approval of the 1999 Plan. Copies of the 1999 Plan may be obtained upon request to the Secretary of the Company.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 1999 PLAN. UNLESS OTHERWISE INDICATED BY A SHAREHOLDER'S PROXY, ALL SHARES REPRESENTED BY PROXY WILL BE VOTED FOR APPROVAL OF THE 1999 PLAN.


             APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

     THE FOLLOWING SUMMARY OF THE MATERIAL FEATURES OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN (THE "STOCK PURCHASE PLAN") DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED BY REFERENCE TO THE TEXT OF THE PLAN WHICH IS AVAILABLE UPON REQUEST FROM THE SECRETARY OF THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK PURCHASE PLAN.

 ADOPTION AND PURPOSE

     On December 15, 1999, the Board adopted the Stock Purchase Plan, subject to the approval of the shareholders at the Annual Meeting. The purpose of the Stock Purchase Plan is to encourage employees of the Company and its subsidiaries to purchase the Company's common stock in a convenient manner through payroll deductions, so as to share in the success of the Company. Under the terms of the Stock Purchase Plan, eligible employees of the Company and its subsidiaries will be granted options to purchase shares of common stock. If approved by the shareholders at the Annual Meeting, the Stock Purchase Plan will be effective on July 1, 2000.
                                   -19-
 SHARES AVAILABLE

     The Company has reserved a total of 50,000 shares of common stock for issuance under the Employee Stock Purchase Plan.

 ADMINISTRATION

     The Stock Purchase Plan is administered by the Stock Option Committee of the Board.

 ELIGIBLE EMPLOYEES

     Any full-time employee of the Company or of any subsidiary of the Company (as designated from time to time by the Board of Directors) is eligible to participate in the plan. The Committee may establish eligibility requirements that limits participation to employees who work for at least 20 hours per week and are customarily employed for at least five months per year. The Company estimates that approximately 134 employees will be eligible to participate in the Plan on July 1, 2000.

 PURCHASE OF SHARES

     Under the Plan, options are granted to purchase common stock of the Company during six-month offering periods. Offering periods will run from July 1 through December 31 for the 2000 fiscal year and from January 1 through December 31, for subsequent years, unless the periods are changed by the Committee.

     Participating employees will elect to have amounts deducted from their paycheck each pay period. As soon as practicable after the close of each offering period, the Company will apply the total payroll deductions received during the offering period to the purchase of common stock at a purchase price equal to the lower of 95% of the common stock's fair market value as of the first day of the offering period and 95% of the fair market value of the common stock as of the last day of the offering period. Purchases may be made by the plan administrator in the open market, from treasury shares or with newly issued shares. No interest is payable by the Company on accumulated payroll deductions.

 EMPLOYEE PARTICIPATION

     ENROLLMENT. Participation in the Stock Purchase Plan is voluntary. Each eligible employee may elect to participate by filing an enrollment form which specifies the dollar amount to be withheld each payroll period. Payroll deductions will begin with paychecks issued during each offering period, provided the election is delivered to the Company at least 15 days prior to the first day of that offering period. A participant may increase or decrease payroll deduction amounts only at the beginning of an offering period. If a participant withdraws from the Stock Purchase Plan, he or she may resume participation as of the first day of a future offering period if a timely election is delivered to the Company.
                                   -20-
     WITHDRAWAL. A participant may choose to reduce his payroll deductions or to withdraw from the Stock Purchase Plan during an offering period. Withdrawals will occur automatically when and if a participant ceases to be an eligible employee.

     LIMITATIONS UPON PARTICIPATION. Owners of 5% or more of the voting power of the Company's common stock, or 5% of the stock of any subsidiary, may not participate. In addition, no participant may purchase common stock that exceeds $25,000 of the fair market value of common stock in any calendar year.

 PLAN ACCOUNT

     As soon as practicable following each purchase, each participant's account in the Stock Purchase Plan will record the number of shares which have been purchased by the plan administrator on behalf of the participant. Participants will be entitled to vote shares held on their behalf in the plan by giving instructions to the plan administrator or agent which holds the shares. Participants will receive all dividends paid by the Company on shares held in the plan.

 MISCELLANEOUS

     STOCK CERTIFICATES. A participant may request delivery of a stock certificate representing the number of shares purchased on his behalf once during any 12-month period, and within 30 days of a termination of employment.

     EXPENSES. All costs of maintaining records and executing transfers of common stock will be borne by the Company.

     RECAPITALIZATIONS AND DIVIDENDS. In the event the Company declares a stock spilt or a stock dividend, the number of shares available for options under the Stock Purchase Plan will be adjusted to reflect such dividend or split and the shares of common stock held in each participant's account will also be adjusted. In the event of any other change in the common stock through a recapitalization or otherwise, the Committee shall make such adjustments to the number of shares available for options under the plan and to the options then outstanding as it deems equitable.

 AMENDMENT OR TERMINATION OF THE STOCK PURCHASE PLAN.

     If the adoption of the Stock Purchase Plan is not approved by the Company's shareholders, it will be terminated. The Board may amend or discontinue the Stock Purchase Plan at any time. No amendment will be effective without the approval of the Company's shareholders if such approval is required to maintain the plan's status under Code Section
 423. No amendment may deprive a participant of any shares of common stock acquired on his or her behalf prior to the effective date of the amendment.
                                   -21-
 NEW PLAN BENEFITS - BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

     No offering period has begun and no purchases of common stock have been made as of the date of this proxy statement. The Stock Purchase Plan will not be in effect until July 1, 2000, pending approval by the shareholders at the Annual Meeting.

 FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a general summary of the principal federal income tax consequences to the Company and participants of participation in the Plan. The following discussion is general in nature and is not intended to be a complete analysis of all potential tax consequences to the Company or participants of participation in the Plan nor does it described state, local or foreign tax consequences. This discussion is based on the Code as in effect as of the date of this proxy statement.

     Contributions withheld from a participant's regular compensation through payroll deductions are taxable income to the participant, and the participant's cash contributions to the Stock Purchase Plan are deductible to the Company.

     The Plan is intended to qualify under Code Sections 421 and 423. Under Code Section 423, a participant who purchases common stock through the Plan will not recognize any income at the time of the purchase for the difference between the fair market value of the common stock at the time of purchase and the purchase price (i.e. the discount below fair market value). The Company will not receive a tax deduction on the amount of the discount. Generally, if the participant holds the common stock for at least two years after the date of purchase, the participant will include as compensation in the participant's taxable income at the time of sale or other taxable disposition of the common stock the lesser of: (i) the amount by which the fair market value of the common stock when purchased exceeds the purchase price (i.e., the discount below fair market value); or (ii) the amount, if any, by which the common stock's fair market value at the time of the sale or other taxable disposition exceeds the purchase price. The participant's tax basis in the common stock will be increased by the amount recognized as compensation and any further gain recognized on the sale or other taxable disposition will be treated, under current tax rules, as long-term capital gain.

     However, if the participant disposes of shares of common stock acquired under the Plan within two years after the date of purchase (a "disqualifying disposition"), the participant will recognize compensation income, and the Company (or one of its subsidiaries) will be entitled to a deduction for tax purposes, in an amount equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (i.e., the discount below fair market value) regardless of the amount received by the participant in connection with the disqualifying disposition. The participant's tax basis in the shares disposed of will be increased by the amount recognized as compensation and any further gain or loss realized upon the disqualifying disposition will be short-term or long-term capital gain or loss, depending upon the length of time between the purchase and the disqualifying disposition of the shares.
                                   -22-
 VOTE REQUIRED FOR APPROVAL OF THE 1999 PLAN

     The Board seeks shareholder approval because such approval is required under the Code as a condition to favorable tax treatment for participants under the Stock Purchase Plan. Approval of the Stock Purchase Plan requires the vote of a majority of the Company's common stock represented at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a "no" vote, but broker non-votes will have no effect.

     All shareholders are requested to specify their vote on the enclosed form of proxy. If no specification is made, the proxy will be voted for approval of the Stock Purchase Plan. Copies of the Stock Purchase Plan may be obtained upon request to the Secretary of the Company.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE STOCK PURCHASE PLAN. UNLESS OTHERWISE INDICATED BY A SHAREHOLDER'S PROXY, ALL SHARES REPRESENTED BY PROXY WILL BE VOTED FOR APPROVAL OF THE STOCK PURCHASE PLAN.


                       CERTAIN RELATIONSHIPS
                     AND RELATED TRANSACTIONS

     During 1999, in the ordinary course of business, directors and officers of the Company and its subsidiaries and many of their associates and the firms for which they serve as directors and officers conducted banking transactions with the Bank. All employees of the Bank are eligible to borrow up to a maximum of $50,000 at rates that are adjusted quarterly to an amount equal to the sum of (i) the average rate paid by the Bank on certificates of deposit, (ii) 1.5%, and (iii) the FDIC premium rate on deposits. All other loans to directors and officers and to persons or firms affiliated with such directors and officers were made at substantially the same interest rates as those prevailing at the time for comparable transactions with unrelated persons. All loans made to such directors and officers and their affiliates were subject to substantially the same collateral requirements, did not involve more than normal risk of collectability, and did not present other unfavorable features as compared to loans made to unrelated persons. Management expects that transactions such as those described above will continue in the future.


                          APPROVAL OF THE
                APPOINTMENT OF INDEPENDENT AUDITORS

     At the Annual Meeting, shareholders will be asked to approve the appointment of the firm of Wipfli Ullrich Bertelson LLP as independent auditors to audit the books, records and accounts of the Company for the fiscal year ending December 31, 2000. The firm has served as the Company's auditors since 1990. The Company has a policy of reviewing the provision of professional and other services to the Company based on such factors as the cost, timeliness and quality of the services provided. Pursuant to this policy, the Company has retained the right to appoint a
                                   -23-
 different firm of independent auditors to audit the Company for the 2000 fiscal year if such appointment is deemed in the best interests of the Company.

     Representatives of Wipfli Ullrich Bertelson LLP will be present at the Annual Meeting and will have an opportunity to make a statement or respond to appropriate questions.


                       SHAREHOLDER PROPOSALS

     If any shareholder desires to submit a proposal for inclusion in the proxy statement to be used in connection with the Annual Meeting to be held in 2000, the proposal must be in proper form and received by the Company no later than November 25, 2000.


                           OTHER MATTERS

     At this date, there are no other matters management intends to present or has reason to believe others will present to the Annual Meeting. If other matters now unknown to the management come before the meeting, the members of the Proxy Committee of the Board of Directors will vote in accordance with their judgment.

                  CORPORATE SUMMARY ANNUAL REPORT

     The 1999 Summary Annual Report, which includes condensed consolidated financial statements for the years ended December 31, 1999, 1998 and 1997, has been mailed concurrently with this proxy statement to shareholders as of the Record Date. The 1999 Summary Annual Report and the 1999 Form 10-K Annual Report do not constitute a part of this proxy statement.


     March 25, 2000                BY ORDER OF THE BOARD
                                   OF DIRECTORS

                                   WILLIAM A. WEILAND

                                   William A. Weiland
                                   Secretary/Treasurer



             PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.
                                   -24-


                     Mid-Wisconsin Financial Services, Inc.

                         ____________________________






                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

                                 PROXY STATEMENT

                          1999 FORM 10-K ANNUAL REPORT

                    MID-WISCONSIN FINANCIAL SERVICES, INC.

                  PROXY SOLICITED BY DIRECTORS FOR ANNUAL MEETING
                                  APRIL 25, 2000

      The undersigned hereby appoint(s) James N. Dougherty and James R. Peterson, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of common stock of Mid-Wisconsin Financial Services, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 25, 2000 and at any adjournments thereof (the "Annual Meeting"). The proxies have the authority to vote such stock as directed below with respect to the proposals set forth in the proxy statement with the same effect as though the undersigned were present in person and voting such shares. The undersigned hereby revokes all proxies previously given to vote at the Annual Meeting.

      THE DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF EACH NOMINEE, THE APPROVAL OF EACH OF THE PLANS, AND THE APPROVAL OF AUDITORS.

 1. Election of Class I director:  JAMES P. HAGER

            FOR               WITHHOLD AUTHORITY

 2. Election of Class II directors: KATHRYN M. HEMER, GENE C. KNOLL, KURT D. MERTENS, AND FRED J. SCHROEDER

 FOR each nominee listed above               WITHHOLD AUTHORITY
 (except as marked to the contrary below)  to vote for all nominees listed above

 (Instruction:  To withhold authority to vote for any individual nominee(s), print the name of the nominee on the space provided:
 __________________________________________________________________

 3. To consider and act upon a proposal to approve the 1999 Stock Option Plan as described in the proxy statement.

                 FOR          AGAINST          ABSTAIN

 4. TO CONSIDER AND ACT UPON A PROPOSAL TO APPROVE THE EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED IN THE PROXY STATEMENT.

                 FOR          AGAINST          ABSTAIN

 5. TO APPROVE THE APPOINTMENT OF WIPFLI ULLRICH BERTELSON LLP AS
    INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

                 FOR          AGAINST          ABSTAIN

     UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE PROXIES SHALL VOTE AT THE ANNUAL MEETING FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE, THE APPROVAL OF EACH OF THE PLANS, AND THE APPROVAL OF THE APPOINTMENT OF AUDITORS.

           (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                     (CONTINUED FROM OTHER SIDE)

 Please sign exactly as name appears below.

                         When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                         ______________________________________________
                                               Signature



                        _______________________________________________
                                    Signature if held jointly


                       Dated _____________________________________, 2000



 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.